FOR IMMEDIATE RELEASE
SeraCare Life Sciences Awarded $23.7 Million
Biosample Repository Contract from NIH
WEST BRIDGEWATER, MA, October 3, 2007—SeraCare Life Sciences, Inc. (SRLS: Pink Sheets) today announced it has been awarded a seven-year contract valued at $23.7 million to provide management and oversight of disease-study specimens for the National Institute of Allergy and Infectious Diseases (NIAID) Division of AIDS (DAIDS). NIAID is a component of the National Institutes of Health (NIH), an agency of the U.S. Department of Health and Human Services.
Under the terms of the contract, SeraCare will provide accurate and safe cataloging, processing, labeling, storage and dispersal of specimens for DAIDS. In addition, SeraCare will also provide technical support and training to NIH collaborators and investigators on issues related to specimen processing and handling.
“The Government sector is an important component of our services business and this contract provides a solid foundation for future growth in this area,” said Susan Vogt, President and CEO. “This award is also a validation of our leadership and commitment to quality in the science of cryopreservation and biobank management.”
SeraCare provides vital products and services to the biopharmaceutical industry to facilitate the discovery, validation and production of human diagnostics and therapeutics, including the operation of state-of the art biorepositories in Frederick and Gaithersburg, MD. The repositories house over 17 million specimens, including cell banks, tissue, sera, plasma, slides and nucleic acids.
About SeraCare Life Sciences, Inc.:
SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, validation and production of human diagnostics and therapeutics. The Company’s innovative portfolio includes plasma-derived reagents and molecular biomarkers, diagnostic controls, biobanking and contract research services. SeraCare’s quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated healthcare industry.
Forward Looking Statement:
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All statements regarding SeraCare’s expected future financial position, results of operations, cash flows, financial plans, business strategy, capital expenditures, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,’ “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from SeraCare’s expectations. Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, results of litigation, government investigations, the availability of financing, actions of SeraCare’s competitors and changes in general economic conditions. Many of these factors are outside of SeraCare’s control. SeraCare does not undertake a duty to update any forward-looking statements contained herein.
Contact:
Gregory Gould
SeraCare Life Sciences, Inc.
508-580-1900 x2153
Sarah Cavanaugh
MacDougall Biomedical Communications
508-647-0209